Exhibit 99.1

Panolam Industries International, Inc. 20 Progress Drive Shelton, Connecticut 06484 203 925 1556

Panolam Emerges from Bankruptcy

SHELTON, CT, December 23, 2009 — Panolam Industries International, Inc. (the “Company”) today announced that it has emerged from bankruptcy.  The Company and its domestic subsidiaries officially concluded their Chapter 11 reorganization today after meeting all the closing conditions to the Company’s prepackaged plan of reorganization (the “Prepackaged Plan”), which was confirmed by Judge Mary F. Walrath of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on December 10, 2009.  In conjunction with the Company’s emergence from Chapter 11, the Company today closed on its amended and restated credit agreement (the “Amended and Restated Credit Agreement”) with Credit Suisse, Cayman Islands branch, as administrative agent, and the other lenders named therein.

In addition, in connection with the consummation of the Prepackaged Plan, the Bankruptcy Court approved the Company’s new five-member board of directors, which includes Robert J. Muller, Jr., President, Chief Executive Officer of the Company and Chairman of the Board, Jason L. Perri, Avi Katz, Larry Berg and Kelley Baccei.

This press release is also available within the “News About Panolam” section of the Company’s website at www.panolam.com.

Panolam Industries International, Inc. is a market leader and innovator in the decorative laminate industry. The Company’s products, which are marketed under the widely recognized Panolam®, Pionite®, Nevamar®, and Pluswood® brand names, are used in a wide variety of residential and commercial indoor surfacing applications, including kitchen and bath cabinets, furniture, store fixtures, case goods, and other applications.  The Company also markets other decorative laminates including FRL, a fiber reinforced laminate product.  In addition to decorative laminates, the Company manufactures and distributes industrial laminate products, including Conolite and Panolam FRP, a fiber reinforced product.  The Company also produces and markets a selection of specialty resins for industrial uses, such as powdered paint, adhesives and melamine resins for decorative laminate production, custom treated and chemically prepared decorative overlay papers for the high pressure laminates, or HPL, and thermally-fused melamine, or TFM, industries, and a variety of other industrial laminate products such as aircraft cargo liners and bowling lanes.

This press release and other written reports and oral statements made by the Company may include forward-looking statements, all of which are subject to risks and uncertainties. One can identify these forward-looking statements by their use of words such as “may”, “might”, “expects”, “plans”, “would”, “estimates”, “intends”, “forecasts”, “projects” and other words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. These statements are likely to address, but may not be limited to, and are subject to factors such as the Company’s strategies relating to growth and cost containment, including facility closures; and ongoing conditions in the door manufacturing and housing industries. Readers must carefully consider any such statements and should understand that many factors could cause actual results and developments to differ materially from the Company’s forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other known and unknown risks and uncertainties, including: general economic, market and business conditions; levels of construction and renovation activity; competition; financing risks; ability to manage expanding operations; commitments; new services; retention of key management personnel; environmental and other government regulation; and other factors disclosed by the Company in its filings from time to time with the United States Securities and Exchange Commission.  No forward-looking statement can be guaranteed and actual future results may vary materially. Therefore, the Company cautions you not to place undue reliance on its forward-looking statements. The Company disclaims any responsibility to update these forward-looking statements, whether as a result of new information, future events or otherwise.